Exhibit 10.11

Industrial Bank’s Short-term Loan Contract

Xing Yin Gong Ye—Yi Liu Zi
Serial No.: 20080002

Lender: Nanchang Branch, Industrial Bank
Add: _______________________________________
Post Code: ________________________ Telefax: ____________________
Tel: ________________________ Fax: ____________________

Borrower: Guizhou Yixin Copper Co. Ltd.
Add: _______________________________________
Post Code: ________________________ Telefax: ____________________
Tel: ________________________ Fax: ____________________

Signed in: Donghu District, Nanchang

To meet capital need for business, the Borrower applies to Lender for short-term loan, and the Lender agrees to issue the loan to the Borrower. In order to clarify responsibilities and duties and keep creditability, after negotiation in good faith and subject related national laws and regulations, the Lender and Borrower have formulated this Contract to regulate the both parties.

Article 1 Sum Amount of Loan

The Lender agrees to issue the Borrower with loan amounting 15 million RMB (One Hundred and Fifteen Million RMB).

Article 2 Usage of Loan

The loan will be used for production and business.

Article 3 Term of Loan

1.	The term of the loan is 11 (eleven) months from Jun. 27, 2008 as the date of beginning to May 27, 2009 as the date of expiry.

2.
The date that the loan is paid shall be in accordance with the date recorded in the borrowing voucher. In the event the date on which the loan is paid is later than the date recorded on the borrowing voucher above, then the expiry of the term of loan will be delayed accordingly.

3.	The plan to use the loan is as the following:

________ RMB on ____/____/____; ________ RMB on ____/____/____;
________ RMB on ____/____/____; ________ RMB on ____/____/____;
________ RMB on ____/____/____; ________ RMB on ____/____/____;

The lender will transfer the loan by times according to the amount and date regulated above to the bank account designated by the Borrower.

If the loan is used through several times, the same date included in the first line above will be the date of expiry.

4.	In the event the Lender recalls the loan according to Article 9 under this Contract, it shall be deemed that the date of expiry is advanced accordingly.

Article 4 Loan Interest Rate and Manner of Interest Calculation

1.	After negotiation, the two parties agree to adopt B in the following as the standard of loan interest rate:
A. Fixed interest rate which will not be influenced by the change of interest rate made by the central bank, and the annual interest is _____ %;

B.
The floating interest rate of type b below will be adopted, which will be adjusted according to the change of benchmarking interest rate of the same period and same type of loan made by the central bank:

a.
The interest rate will be adjusted every month. The annual interest rate will be ____% higher or ____% lower than the benchmarking interest rate of the same period and same type of loan launched by the central bank;

b.
The interest rate will be adjusted every three months. The annual interest rate will be ____% higher or ____% lower than the benchmarking interest rate of the same period and same type of loan launched by the central bank;

c.
The interest rate will be adjusted every six months. The annual interest rate will be ____% higher or ____% lower than the benchmarking interest rate of the same period and same type of loan launched by the central bank;

d.
The interest rate will be adjusted every twelve months. The annual interest rate will be ____% higher or ____% lower than the benchmarking interest rate of the same period and same type of loan launched by the central bank;

2.	After negotiation, the two parties to adopt B in the following as the manner of interest calculation:

A.
The interest will be calculated every month, and the 20th day of each month will be the due date to pay the interest, on which the Borrower shall pay the interest to the Lender every month and discharge the residual interest on the date of expiry.

B.
The interest will be calculated every three months, and the 20th day of the last month of each quarter will be the due date to pay the interest, on which the Borrower shall pay the interest to the Lender and discharge the residual interest on the date of expiry.

C.	The Borrower shall discharge all the interest on the date of expiry.
D.	Other manner(s): _________________________________________________.

Article 5 Penalty and Compound Interest

1.
In case the Borrower fails to use the loan according to the usage regulated under the Contract, or fails to settlement repayment and fails to reach agreement with the Lender on moratorium (which means the Borrower’s default to repay on time), then the Lender has the right to charge for penalty according to the rate of penalty regulated under the Contract on the loan misused or delayed to be paid. In case the Borrower fails to pay the interest due, the Lender has the right to charge compound interest according to the rate of penalty regulated under the Contract.

2.
In case the Borrower fails to repay on time or fails to draw agreement with the Lender on moratorium, it shall be deemed as the Borrower’s default to the Contract as payment delay, and the Borrower shall pay the Lender of penalty according to the rate in B below:

A.     If the fixed rate is adopted as the interest rate of the loan, the penalty and compound interest of the delayed period will be charged according to a fixed rate also, which is ___% higher than the interest rate of the loan;

B.     If the floating rate is adopted as the interest rate of the loan, the penalty and compound interest of the delayed period will be charged according to a flowing rate also, which is 50% higher than the interest rate of the loan, and the floating period during the delayed period is still the same.

3.         In case the Borrower fails to use the loan according to the usage regulated in the Contract, it shall be deemed as the Borrower’s default to the Contract as misuse, the  rate of penalty in
            B below will be adopted:

            A.     If the fixed rate is adopted as the interest rate of the loan, the penalty and compound interest of the misuse period will be charged according to a fixed rate also, which is ___% higher than the interest rate of the loan;

            B.     If the floating rate is adopted as the interest rate of the loan, the penalty and compound interest of the misuse period will be charged according to a flowing rate also, which is 100% higher than the interest rate of  the loan, and the floating period during the delayed period is still the same.

4.	The calculation method and payment manner of compound interest will be in accordance with the calculation method and payment manner of interest rate regulated under the Contract.

Article 6 Repayment of Principal and Interest of the Loan

1.	The Borrower shall repay the principal and interest to the Lender according to the date(s) regulated in the Contract.

2.
If repayment of principal or interest ahead of schedule, the Borrower shall inform the Lender in advance and obtain the consent of the Lender. When the Borrower repays the principal or interest ahead of schedule, the Borrower has the right to charge interest according to term of the loan regulated under the Contract;

3.
Hereby the Borrower irrevocably authorizes the Lender to deduct principal and interest directly from any of the Borrower’s bank accounts without the need to follow legal procedure, in case of occurrence of any of the situations described in Article 9 or Article 10 included in the Contract.

Article 7 Guarantee

The contracts listed below are together a guarantee contract of this Contract:
1.
Serial No.: Xing Yin Gan Gong Ye—Gao Bao Zi No. 20080002, Biggest Amount Guarantee Contract, the type of guarantee is of guarantee of related responsibility, and the guarantor is Guixi Fangyuan Waste Recycle Co. Ltd;

2.	Serial No.: Xing Yin Gan Gong Ye—Gao Di Zi No. 20080002, Biggest Amount Mortgage Contract, the type of guarantee is of mortgage and the guarantor is Guizhou Yixin Copper Co. Ltd.;
3.	Serial No.: Xing Yin Gan Gong Ye—Gao Di Zi No. 20080003, Biggest Amount Mortgage Contract, the type of guarantee is of mortgage and the guarantor is Guizhou Yixin Copper Co. Ltd.;
4.	Serial No.: Xing Yin Gan Gong Ye—Ge Dan Zi No. 20080003, Personal Guarantee Declaration, the type of guarantee is of guarantee of related responsibility, and the guarantor is Hu Linquan;
5.	Serial No.: Xing Yin Gan Gong Ye—Ge Dan Zi No. 20080004, Personal Guarantee Declaration, the type of guarantee is of guarantee of related responsibility, and the guarantor is Dong Fucan;

Article 8 Declaration and Promise

1.        Hereby, the Borrower declares to the Lender that:
1)	The Borrower is of an entity of juridical person or other economic organization registered subject to laws and exists and will exist legally with the right to sign and implement this Contract.
2)
The Borrower has obtained authorization by its Directorate or corresponding top power division for the loan under the Contract and complied with laws, regulations, policies, and its Constitution applicable to the Borrower. In case the Borrower signs this Contract by breaching the Constitution or other regulations of the company, the Borrower will take the full obligation which is irrelative to the Lender.

3)
Except for those described in the materials provided to the Lender, the Borrower neither has any mortgage, impawn, lien, or other debt related to its assets or benefits, nor involves in on-going lawsuit, arbitration, or bankruptcy procedure.

4)	The Borrower does not hide from the Lender any of the following matters that have occurred or will occur and would incur Lender’s refuse to issue the loan:
①	Significant default to regulation, default to law, or claim of compensation charged by a third party related to the Borrower or its major leaders;
②	On-going lawsuit or arbitration;
③	Borrower’s debt, or guarantee, mortgage, impawn, or guarantee of Borrower’s debt or any of those provided to a third party;
④	Borrower’s default to a Contract signed with a creditor;
⑤	Other conditions that would affect the Borrower’s financial condition or ability to discharge debts.

2.	Hereby, the Borrower promises to the Lender that:
1)	The Borrower will provide true documents, sheets, and vouchers and other materials according to the requirement of the Lender;
2)	The Borrower will open bank account for settlement at the Lender’s office and receive the loan and pay the payable through such bank account;

3)
The Borrower will use the loan according to the usage regulated in the Contract and will not use it for other purposes, including equity investment, or buying or selling of securities, futures, or realties or so on, or lending to other companies or illegal activities banned by the government; or other types of misuse of the loan.

4)
The Borrower will accept and assist the Lender’ supervision and inspection to the Borrower’s use of the loan and conditions of operations, financial activities, inventory, assets and liabilities, bank deposit, and cash reserves and so on.

5)	The Borrower will provide sufficient and effective guarantee acceptable to the Lender;
6)	The Borrower will not decrease the registered capital through any manner;
7)	The Borrower will not transfer the debt under the Contract to a third party partially or wholly without prior written consent of the Lender;
8)
The Borrower will communicate with the Lender for approval prior to its significant change of equity structure or adjustment of business types, including but not limited to signing of contract with foreign companies, or those from Hong Kong SAR, Macau SAR, or Taiwan province for joint venture or partnership; dismiss or close of the company, stop of production, or change of product types; split, merger, acquisition, or being acquired; restructure or construction of or reconstruction to a stock limited company; investment of fixed assets like houses or machines or intangible assets like trademarks, patents, proprietary technologies, or land use right to a third party stock limited company or investment company; or transaction of equity or business right through leasing, contracting, joint-operations, or committed custody.

Article 9 Recall of Loan Ahead of Schedule

In case of occurrence of any of the situations during the term of the loan, the Lender has the right to recall the loan ahead of schedule. In the event of recall of loan ahead of schedule, the Lender has the right to deduct corresponding amount directly from any of the Borrower’s bank accounts:
1)	The Borrower fails to pay the interest due on schedule;
2)	The Borrower suffers economic loss or fast decrease of economic benefit;
3)	The Borrower involves or will involve in lawsuit, arbitration, or other legal dispute;
4)	The Borrower provides fraud materials;
5)	The Borrower misuses the loan for other purposes (which means the Borrower fails to use the loan according to the usage regulated under the Contract);
6)	The Borrower refuses the Lender to supervise or inspect its business or financial conditions or refuses to provide related materials;
7)	The Borrower experiences significant change of human resource;
8)	The Borrower’s other conditions that would affect the safety of the loan received.

Article 10 Obligation of Default

1.	In case of occurrence of any of the following situations, it shall be deemed as the

Borrower’s default to the Contract:
1)	The Borrower fails to pay principal or interest due according to the provisions of the Contract;
2)	The Borrower fails to follow the declarations or promises made under Article 8 of the Contract;
3)	The Borrower breaches other terms included in the Contract.

2.	In case of the Borrower’s default, the Lender has the right to take one or many of the measures as follows to:
1)	require the Borrower to make up the default within regulated period;
2)	stop to provide loan to the Borrower;
3)	dismiss this Contract and require the Borrower to discharge the principal due or undue and interest not paid;
4)	require the Borrower to pay penalty in case of payment delay;
5)	require the Borrower to pay penalty in case of misuse of the loan;
6)	require the Borrower to pay compound interest for the interest not paid;
7)
deduct the principal and interest owed from any of the Borrower’s bank accounts; and the Lender has the right to determine the amount of principal and interest in the currency the same as currency of the loan according to the exchange rate of the day if the Borrower’s deposit is not in the such currency;

8)	claim for payment of principal and interest by legal means; and the Borrower shall bear all the expenses related to legal procedures.

3.	The Lender shall compensate the Borrower for its loss in case the Lender fails to provide the loan according to the date(s) and amount(s) regulated in the Contract.

4.	In case of occurrence of any of the situations of the guarantors (namely warrantor, mortgager, impawning person), the Lender has the right to take the measures regulated above:
1)	The warrantor breaches the Guarantee Contract, or the warrantor’s credit is deteriorated, or the warrantor’s ability of guarantee is weakened;
2)
The mortgager breaches the Mortgage Contract or damages the mortgaged subject purposely, or the value of the mortgaged subject would decrease or has decreased considerably, or the mortgager’s activity damages the right of the Lender towards the mortgage;

3)
The impawning person the Impawning Contract, or the value of impawned subject would decrease or has decreased considerably, or the right of impawning must be met before discharge of the loan, or the impawning person’s activity damages the right of the Lender towards the mortgage.

Article 11 Waive of Right and Fulfillment of Duties

1.
Except for special regulations in the Contract, duties of the Borrower under the Contract are independent and are not affected by the relationship of either of the Lender or Borrower with a third party.

2.
The Lenders’ allowance, period extension, or discount to the Borrower or the stay of the Lender to execute any of its rights shall not affect, damage, or limit the Borrower to enjoy all interests according to laws, regulations and this Contract, and shall not be deemed as the Lender’s waive to any of its rights and interests under the Contract, and shall not affect any of the Borrower’s duties under the Contract.

Article 12 Jurisdiction

The laws of the People’s Republic of China will be adopted to regulate the signing, legal effect, interpretation, implementation, and solving of disputes of the Contract. During the implementation, the two parties may negotiate to solve or initiate lawsuit to the Lender’s local People’s Court for any of the disputes due to implementation of the Contract or related to the Contract.

Article 13 Notice

1.
All of the notices and written communications under the Contract shall be sent to the other party according to the addresses, or numbers of telefax, or others written down in the cover page of the Contract.

2.	In the event of change of contact information, the party shall inform the other party immediately.

3.	The notice or written communication shall be deemed as arrival on the days below if sent according to the contact information above (the new address will be adopted if changed):
1)	If letter, the registered letter is deemed as arrival on the fifth ‘working day’ after sending;
2)	If telefax, it is deemed as arrival when receiving the confirmation of the other party;
3)	If sending by person, it is deemed as arrival on the day the receiver signs.

4.
Both the Lender and the Borrower agree that each other’s official stamp, office-use stamp, financial stamp, contract-use stamp, and sending-and-receiving stamp and the Lender’s loan-use stamp shall be the only effective stamps for notices, letters, and other written communications. The Lender’s department heads and above and all other staffs all have the right to sign and receive notices and written communications.

Article 14 Effective Period

The Contract will go to effect when any of the following situations happens:

1)	The two parties both sign or stamp the Contract;
2)	The guarantee contract, mortgage contract, or impawning contract, if so, becomes effective;
3)	The procedure of notarization of the Contract is finished legally, if the Lender requires to make the Contract notarized;

The Contract will become ineffective automatically after the principal and interest under the Contract have been discharged.

Article 15 Text

There are two originals of the Contract, the Lender, the Borrower and the notarization office, and the number of duplicates will depend on the real need.

Article 16 Additional Terms

Lender (official stamp): Juridical Person or Representative(signature or stamp): Date:
Borrower (official stamp): Juridical Person or Representative(signature or stamp): Date:
000160/09953 BFLODOCS 2383771v1